SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12
Synovus Financial Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4)and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

On April 1, 2010, Synovus posted the following press release to www.synovus.com/2010annualmeeting, the website for Synovus’ 2010 Annual Meeting of Shareholders:

For Immediate Release

Contact:	Greg Hudgison External Communications Manager (706) 644-0528
Synovus Completes Sale of Merchant Services Business to Merchant e-Solutions
April 1, 2010, Columbus, GA — Synovus (NYSE: SNV), the Columbus, Georgia-based financial services company today announced that its affiliate, Columbus Bank and Trust Company (CB&T), has completed the previously announced sale of CB&T’s merchant services business to Merchant e-Solutions, Inc. (MeS) for $70.5 million in cash. Synovus also anticipates receipt of future revenue as a result of a referral agreement with MeS.
“This is a positive, strategic transaction and will also provide us with significant capital to further strengthen our reserves and fund future growth opportunities,” said Richard Anthony, Synovus Chairman and CEO. “Merchant e-Solutions will continue to provide the high levels of service and product solutions our customers expect.”
Synovus anticipates the sale will generate an approximate $70 million pre-tax gain and addition to capital. Synovus intends to continue to identify, consider and pursue additional strategic initiatives to bolster its capital position, including potential capital market transactions, additional liability management initiatives, and possible sales of additional assets.
About Synovus
Synovus (NYSE; “SNV”) is a financial services holding company with approximately $33 billion in assets based in Columbus, Georgia. Synovus provides commercial and retail banking, as well as investment services, to customers through 30 banks, 327 offices, and 461 ATMs in Georgia, Alabama, South Carolina, Florida and Tennessee. The company focuses on its unique customer service delivery model, position in attractive Southeast markets and commitment to being a great place to work to ensure unparalleled customer experiences. See Synovus on the Web at www.synovus.com.
Forward Looking Statements
This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, our statements regarding the estimated capital impact of the sale of the merchant services business, our intentions regarding additional strategic initiatives to bolster our capital position and the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward- looking statements in this press release and our filings with the Securities and Exchange Commission. Many of these factors are beyond Synovus’ ability to control or predict. Factors that could cause actual results to differ materially from those contemplated in this press release and our filings with the Securities and Exchange Commission include the factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.